Exhibit 10.11

                                    INTERPOOL
                                633 Third Avenue
                            New York, New York  10017



                                   February 16, 1996


Mr. Eric Beerlandt
Antwerpsesteenweg 281
2950 Kapellan
Belgium

Dear Mr. Beerlandt:

          With reference to your letter of employment dated May 1, 1981, please note that effective January 1, 1996 all Interpool Benelux BV Antwerp activities are assumed by Interpool Limited, its Belgian branch office.

          You will therefore, effective January 1, 1996 be employed by Interpool Limited, its Belgian branch office, in accordance with all legal provisions and retaining all previously rights acquired as an employee of Interpool Benelux BV.

          Interpool Limited guarantees full execution of this Employment Agreement.

                              Very truly yours,


                              INTERPOOL LIMITED


                              By:/s/ Martin Tuchman
                                 ------------------------------
                                 Name:  Martin Tuchman
                                 Title: Chief Executive Officer

                              LETTER OF EMPLOYMENT
                              --------------------


Between:

A. INTERPOOL BV, whose address is at Mochelseeteenweg 27, 2000 Antwerpon and is represented by Mr. W.L. Serenbetz and Mr. J. Simon, hereafter named "the employer"

and

B. ERIC BEERLANDT, whose address is at Jacobuslei 56, 2130 Brassehaut hereafter named "the employee"

who agree as follows:

1. The employee will be employed by the employer as from May 1, 1981 as manager of the INTERPOOL BV offices in Antwerp and Rotterdam.

2. The employee's main duty is to manage said offices and he will do so under the supervision of the representative of the employer.

3. The employer may grant power of proxy to the employee, which proxy will then be published as required by Belgian Law. It is explicitly agreed between parties that such proxy has no bearing on the employment relation and that it solely relates to the representation of the company, as a result of which the power of proxy may be altered and/or revoked at any time. A power of proxy will not be honoured by any form of remuneration.

4. The gross monthly salary of the employee will amount to BF 85,000 and is payable at the end of each calendar month.

     A thirteenth month salary will be paid to the employee at the end of December of each year, equalling the gross salary of said month of December.

5. The employee will be entitled to an annual vacation and relevant vacation pay as per Belgian Law (presently 85% of one month salary). The vacation pay to be made in the course of the month of June of each year.

6. Except for reasons as allowed by Belgian Law, the present agreement can only be terminated by either party, taking into account the terms of notice as required by Belgian Law on the subject of employment contracts for employees.

     Employer however will comply with a minimum term of notice of twelve months. Should employee wish to terminate his employment, a minimum of six months notice will be given.

7. Employee undertakes to dedicate all his time to the execution of this agreement and he will have no other activities, whether remunerative or not, without prior consent of the employer.

     Employee will abide by all instructions given by the employer or his representative.

     Neither in the course of the present agreement, nor after its termination, will employee reveal any information which he has acquired as a result of the present agreement to third persons.

8. The cost of living index shall be considered at the time of the customary annual salary review.

9. Employer will provide a car for employee. Such car will conform with the needs and requirements of the function of the employee. All costs will be borne by the employer.

10. Employer will arrange and pay for a private pension plan and sickness insurance.

11. The present agreement is subject to Belgian Law in all respects and in case of dispute, only the courts of Antwerp will be competent.

12. Any change or alteration to the present agreement has to be confirmed in writing by both parties. Any change or alteration to one or more items of the present agreement bears no effect on the other items.

This agreement has been drawn up in Antwerp on May 1, 1981 in duplicate. By signing hereunder, each party acknowledges having received a copy duly signed by the other party.



ERIC BEERLANDT                          INTERPOOL BV


/s/ Eric Beerlandt                      /s/ Martin Tuchman
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